Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements listed below of our reports dated January 30, 2003, relating to the consolidated financial statements and financial statement schedule of 7-Eleven, Inc. and Subsidiaries, which appear in this Form 10-K.

Registration No.
On Form S-8 for:
7-Eleven, Inc. 1995 Stock Incentive Plan	33-63617
7-Eleven, Inc. Supplemental Executive Retirement Plan for Eligible Employees	333-42731
7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors	333-68491

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

March 21, 2003

TAB 2